UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): March 14, 2025

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 806-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	CHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2025, Church & Dwight Co., Inc. (the “Company”) announced that Lee McChesney will be elected as Executive Vice President and Chief Financial Officer of the Company, effective on March 24, 2025. As previously announced, Richard Dierker, the Company’s current Executive Vice President, Chief Financial Officer and Head of Business Operations, will commence his role as the Company’s Chief Executive Officer on April 2, 2025, succeeding Matthew T. Farrell upon Mr. Farrell’s retirement, and Mr. McChesney will succeed Mr. Dierker as CFO. Upon Mr. McChesney’s appointment as CFO on March 24, 2025, Mr. Dierker will continue as Executive Vice President and Head of Business Operations until he starts as the Company’s CEO.

The Company entered into a letter agreement with Mr. McChesney (the “Employment Letter”), dated February 24, 2025, pursuant to which Mr. McChesney will receive a base salary of $700,000, a target annual bonus of 85% of his base salary and a target annual long-term incentive award opportunity of 245% of his base salary. Mr. McChesney will also receive a one-time grant of long-term incentive awards with an aggregate value of $2,200,000 under the Company’s 2022 Omnibus Equity Compensation Plan (the “Omnibus Plan”), which shall be awarded in the form of time-based restricted stock units with a two-year ratable vesting schedule (as defined in the Omnibus Plan). Mr. McChesney is also eligible to receive three one-time cash sign-on bonuses of $75,000, $417,222 and $125,000, in each case, subject to the terms of the Employment Letter and his continued employment with the Company through the payment date and repayment if his employment with the Company terminates within one year of his start date. During his employment, Mr. McChesney will be entitled to participate in all benefit programs and plans generally made available to other executives of the Company.

Before joining the Company, Mr. McChesney, 53, served as Senior Vice President and Chief Financial Officer of MSA Safety Inc. (NYSE: MSA) since August of 2022, where he was responsible for global financial operations, including treasury, financial planning and analysis, investor relations, operations finance, commercial finance, accounting and audit, and also led business development. Previously, Mr. McChesney served in various leadership positions at Stanley Black & Decker from 2010 to August 2022, including as Vice President of Corporate Finance and Chief Financial Officer of the Global Tools and Storage operating unit from February 2021 to August 2022, and Chief Financial Officer, Global Tools and Storage and Corporate FP&A from November 2019 to February 2021 and President, Hand Tools, Accessories and Storage operating unit from November 2016 to November 2019. Mr. McChesney served in various finance roles for The Stanley Works from 1999 to 2010, including as Chief Financial Officer, Mechanical Access Solutions and Stanley Security Solutions from 2006 to 2010. Mr. McChesney also served in finance positions for United Technologies Corporation from 1994 to 1999. Mr. McChesney has a BS in finance from the University of Connecticut, and an MBA from the University of Massachusetts.

Mr. McChesney has no family relationship with any director or executive officer of the Company, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the terms of the Employment Letter does not purport to be complete and is qualified in its entirety by reference to the Employment Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement, dated February 24, 2025, of Church & Dwight Co., Inc. and directed to Lee McChesney

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: March 14, 2025	By:	/s/ Patrick de Maynadier
	Name:	Patrick de Maynadier
	Title:	Executive Vice President, General Counsel and Secretary